Exhibit 99.1

news release

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2008 RESULTS

— Increases 2008 net sales projections; Affirms top end of adjusted* earnings guidance —

LAKE FOREST, Ill., Aug. 6, 2008 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the second quarter of 2008.

•                  Net sales increased 3.7 percent to $901.6 million during the second quarter of 2008, compared to $869.3 million during the second quarter of 2007.

•                  Adjusted* diluted earnings per share during the second quarter of 2008 were $0.57 compared to $0.49 during the second quarter last year. GAAP second-quarter 2008 diluted earnings per share were $0.43 versus $0.20 for the same period last year. (Adjusted* measures exclude certain specified items as described later in this press release and attached schedules.)

“We made substantial progress advancing our business during the second quarter and remain on track to deliver another good year,” said Christopher B. Begley, chairman and chief executive officer. “The market-share gains we are capturing in both Specialty Injectable Pharmaceuticals and Medication Management Systems point to the value of our focus on strategic execution. With our solid year-to-date results and expectations for the remainder of the year, we are increasing our full-year sales guidance and narrowing our adjusted* EPS guidance to the top end of our projected range.”

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

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Second-quarter Financial Highlights

The following table summarizes selected financial results for the quarters ended June 30:

	GAAP Three Months Ended June 30,			Adjusted* Three Months Ended June 30,
In $ millions	2008	2007	% Change	2008	2007	% Change
Net Sales	$901.6	$869.3	3.7%	$901.6	$869.3	3.7%
Gross Profit	$329.4	$266.2	23.7%	$357.1	$328.2	8.8%
R&D	$58.5	$52.6	11.2%	$57.4	$52.1	10.2%
Acquired In-process R&D	$0.5	—	nm	—	—	nm
SG&A	$152.7	$146.0	4.6%	$147.5	$137.0	7.7%
Income from Operations	$117.7	$67.6	74.1%	$152.2	$139.1	9.4%

Statistics (as a % of Net Sales)
Gross Profit	36.5%	30.6%		39.6%	37.8%
R&D	6.5%	6.0%		6.4%	6.0%
SG&A	16.9%	16.8%		16.4%	15.8%
Income from Operations	13.1%	7.8%		16.9%	16.0%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this release.

Net sales for the second quarter of 2008 increased 3.7 percent. On a constant-currency basis, net sales were essentially even with the second quarter of 2007. Strong sales in Medication Management Systems were offset by softness in the U.S. Specialty Injectables and Other Pharmaceuticals
product lines.

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Net sales in the Americas segment totaled $677.2 million, an increase of 2.4 percent. Driving the increase was growth in Medication Management Systems, which was partially offset by wholesaler purchasing patterns in Specialty Injectables and decreased demand from some contract manufacturing customers. Net sales in the Europe, Middle East and Africa (EMEA) and the Asia-Pacific (APAC) segments increased 6.7 percent and 10.4 percent respectively, driven by the impact of foreign exchange.

A schedule detailing net sales by segment and product line for the three- and six-month periods ended June 30, 2008 and 2007 is attached to this press release.

Adjusted* income from operations for the second quarter of 2008 was $152.2 million, up 9.4 percent. The growth was driven by improved adjusted* gross profit performance, partially offset by increases in adjusted* Research and Development (R&D) and adjusted* Selling, General and Administrative (SG&A) expenses. The increase in adjusted* R&D was driven by investments in drug development activities as well as the impact of foreign exchange. Adjusted* SG&A spending grew due to increased support for sales and marketing of new products, primarily in the EMEA and APAC segments, as well as the impact of foreign exchange.

Cash Flow

Cash flow from operations for the first six months of 2008 was $182.6 million, up from $171.6 million for the same period in 2007.

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Capital expenditures were $86.7 million for the first six months of 2008, compared with $88.5 million for the same period in 2007.

2008 Projections

Hospira has increased the projected range for net sales growth for 2008. Net sales for the full year are now expected to increase 8 to 10 percent, including the impact of foreign currency.

The company has narrowed the projected range for full-year 2008 adjusted* diluted earnings per share to be between $2.50 and $2.55. The reconciliation between the projected adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.50 - $2.55

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.09 to $0.11 per diluted share for 2008)	($0.10)

Estimated integration and other acquisition-related expenses (high end of an estimated range of $0.10 to $0.12 per diluted share for 2008)	($0.12)

Estimated $62 million for the amortization of intangibles related to the Mayne Pharma acquisition	($0.26)

Diluted earnings per share — GAAP	$2.02 - $2.07

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The company continues to project that cash flow from operations in 2008 will be in the $575 million to $625 million range. Depreciation and amortization, excluding amortization of intangibles related to the Mayne Pharma acquisition, are now projected to be between $190 million and $200 million. Capital expenditures are estimated to be between $190 million and $210 million for 2008.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are referred to as “adjusted” and are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast

A conference call for investors and media will be held at 8 a.m. Central time on Wednesday, Aug. 6, 2008. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately
10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

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About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has more than 14,000 employees.  Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma, and other statements regarding Hospira’s goals, strategy, expectations and commitments. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, and Hospira’s subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission, and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Tareta Adams
(224) 212-2535

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
Net sales	$901.6	$869.3	3.7%	$1,790.3	$1,652.1	8.4%
Cost of products sold	572.2	603.1	(5.1)%	1,146.9	1,111.3	3.2%
Gross Profit	329.4	266.2	23.7%	643.4	540.8	19.0%

Research and development	58.5	52.6	11.2%	108.4	96.1	12.8%
Acquired in-process research and development	0.5	—	nm	0.5	84.8	(99.4)%
Selling, general and administrative	152.7	146.0	4.6%	305.1	277.9	9.8%
Income From Operations	117.7	67.6	74.1%	229.4	82.0	179.8%

Interest expense	28.2	37.3	(24.4)%	59.6	67.8	(12.1)%
Other income, net	—	(5.2)	(100.0)%	(4.1)	(5.8)	(29.3)%
Income Before Income Taxes	89.5	35.5	152.1%	173.9	20.0	769.5%

Income tax expense	20.4	4.8	325.0%	39.4	18.7	110.7%
Net Income	$69.1	$30.7	125.1%	$134.5	$1.3	10,246.2%

Earnings Per Common Share:
Basic	$0.43	$0.20	115.0%	$0.85	$0.01	8,400.0%
Diluted	$0.43	$0.20	115.0%	$0.83	$0.01	8,200.0%

Weighted Average Common Shares Outstanding:
Basic	159.1	156.7	1.5%	158.9	156.4	1.6%
Diluted	161.5	159.5	1.3%	161.2	159.0	1.4%

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended June 30,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$901.6	$—		$901.6	$869.3	$—		$869.3	3.7%	3.7%
Cost of products sold	572.2	(27.7	) (A)	544.5	603.1	(62.0	) (F)	541.1	(5.1)%	0.6%
Gross Profit	329.4	27.7		357.1	266.2	62.0		328.2	23.7%	8.8%

Research and development	58.5	(1.1	) (B)	57.4	52.6	(0.5	) (D)	52.1	11.2%	10.2%
Acquired in-process research and development	0.5	(0.5	) (C)	—	—	—		—	nm	nm
Selling, general and administrative	152.7	(5.2	) (D)	147.5	146.0	(9.0	) (D)	137.0	4.6%	7.7%
Income From Operations	117.7	34.5		152.2	67.6	71.5		139.1	74.1%	9.4%

Interest expense	28.2	—		28.2	37.3	—		37.3	(24.4)%	(24.4)%
Other income, net	—	—		—	(5.2)	—		(5.2)	(100.0)%	(100.0)%
Income Before Income Taxes	89.5	34.5		124.0	35.5	71.5		107.0	152.1%	15.9%

Income tax expense	20.4	11.2	(E)	31.6	4.8	24.1	(E)	28.9	325.0%	9.3%
Net Income	$69.1	$23.3		$92.4	$30.7	$47.4		$78.1	125.1%	18.3%

Earnings Per Common Share:
Basic	$0.43	$0.15		$0.58	$0.20	$0.30		$0.50	115.0%	16.0%
Diluted	$0.43	$0.14		$0.57	$0.20	$0.29		$0.49	115.0%	16.3%

Weighted Average Common Shares Outstanding:
Basic	159.1	159.1		159.1	156.7	156.7		156.7	1.5%	1.5%
Diluted	161.5	161.5		161.5	159.5	159.5		159.5	1.3%	1.3%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	36.5%			39.6%	30.6%			37.8%

R&D	6.5%			6.4%	6.0%			6.0%

SG&A	16.9%			16.4%	16.8%			15.8%

Income From Operations	13.1%			16.9%	7.8%			16.0%

Income Before Income Taxes	9.9%			13.8%	4.1%			12.3%

Net Income	7.7%			10.2%	3.5%			9.0%

Income Tax Rate	22.8%			25.5%	13.5%			27.0%

(A) —

Includes intangible assets amortization of $15.9 related to the Mayne Pharma acquisition; charges of $9.2 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as well as charges to limit, and transfer, R&D facility operations related to brain-function monitoring devices as part of Hospira’s facilities optimization initiatives; and Mayne Pharma and other acquisition integration charges of $2.6.

(B) —	Includes acquisition integration charges of $0.4 and facilities optimization initiatives of $0.7.
(C) —	Acquired in-process research and development.
(D) —	Acquisition integration charges.
(E) —	Reflects the tax effect of the above adjustments.
(F) —

Includes inventory step-up charge of $31.7 and intangible assets amortization of $13.2 related to the Mayne Pharma acquisition; charges of $14.6 related to the planned closures of the Donegal, Ireland; Ashland, OH;

Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($1.6); and Mayne Pharma integration charges of $4.1.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Six Months Ended June 30,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$1,790.3	$—		$1,790.3	$1,652.1	$—		$1,652.1	8.4%	8.4%
Cost of products sold	1,146.9	(51.2	) (A)	1,095.7	1,111.3	(104.1	) (F)	1,007.2	3.2%	8.8%
Gross Profit	643.4	51.2		694.6	540.8	104.1		644.9	19.0%	7.7%

Research and development	108.4	(1.9	) (B)	106.5	96.1	(0.7	) (D)	95.4	12.8%	11.6%
Acquired in-process research and development	0.5	(0.5	) (C)	—	84.8	(84.8	) (C)	—	(99.4)%	nm
Selling, general and administrative	305.1	(14.4	) (D)	290.7	277.9	(18.0	) (D)	259.9	9.8%	11.9%
Income From Operations	229.4	68.0		297.4	82.0	207.6		289.6	179.8%	2.7%

Interest expense	59.6	—		59.6	67.8	(2.3	) (G)	65.5	(12.1)%	(9.0)%
Other income, net	(4.1)	—		(4.1)	(5.8)	(5.7	) (H)	(11.5)	(29.3)%	(64.3)%
Income Before Income Taxes	173.9	68.0		241.9	20.0	215.6		235.6	769.5%	2.7%

Income tax expense	39.4	22.2	(E)	61.6	18.7	44.9	(E)	63.6	110.7%	(3.2)%
Net Income	$134.5	$45.8		$180.3	$1.3	$170.7		$172.0	10,246.2%	4.8%

Earnings Per Common Share:
Basic	$0.85	$0.28		$1.13	$0.01	$1.09		$1.10	8,400.0%	2.7%
Diluted	$0.83	$0.29		$1.12	$0.01	$1.07		$1.08	8,200.0%	3.7%

Weighted Average Common Shares Outstanding:
Basic	158.9	158.9		158.9	156.4	156.4		156.4	1.6%	1.6%
Diluted	161.2	161.2		161.2	159.0	159.0		159.0	1.4%	1.4%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.9%			38.8%	32.7%			39.0%

R&D	6.1%			5.9%	5.8%			5.8%

SG&A	17.0%			16.2%	16.8%			15.7%

Income From Operations	12.8%			16.6%	5.0%			17.5%

Income Before Income Taxes	9.7%			13.5%	1.2%			14.3%

Net Income	7.5%			10.1%	0.1%			10.4%

Income Tax Rate	22.7%			25.5%	93.4%			27.0%

(A) —

Includes intangible assets amortization of $31.6 related to the Mayne Pharma acquisition; charges of $16.6 related to the planned closures of the Ashland, OH; Montreal, Canada; North Chicago, IL; and Morgan Hill, CA facilities as well as charges to limit, and transfer, R&D facility operations related to brain-function monitoring devices as part of Hospira’s facilities optimization initiatives; and Mayne Pharma and other acquisition integration charges of $3.0.

(B) —	Includes acquisition integration charges of $0.8 and facilities optimization initiatives of $1.1.
(C) —	Acquired in-process research and development.
(D) —	Acquisition integration charges.
(E) —	Reflects the tax effect of the above adjustments.
(F) —

Includes inventory step-up charge of $53.1 and intangible assets amortization of $21.6 related to the Mayne Pharma acquisition; charges of $25.4 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City, UT manufacturing plant to ICU Medical ($1.6); and Mayne Pharma integration charges of $5.6.

(G) —	Other acquisition-related cost: bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter of 2007.
(H) —	Other acquisition-related cost: foreign exchange losses related to the Mayne Pharma acquisition.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Diluted Earnings Per Share - GAAP	$0.43	$0.20	$0.83	$0.01

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	—	—	0.53

Inventory step-up charge	—	0.14	—	0.23

Integration and other acquisition-related charges	0.03	0.05	0.08	0.13

Intangible assets amortization	0.07	0.05	0.14	0.09

Charges related to facilities optimization initiatives	0.04	0.06	0.07	0.10

Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	(0.01)	—	(0.01)

Subtotal of Adjustments	0.14	0.29	0.29	1.07

Diluted Earnings Per Share - Adjusted	$0.57	$0.49	$1.12	$1.08

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	June 30,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$201.4	$241.1
Trade receivables, less allowances of $12.3 in 2008 and $14.1 in 2007	620.1	559.0
Inventories	838.6	766.6
Deferred income taxes	128.3	176.7
Prepaid expenses	30.8	23.8
Other receivables	79.5	73.8
Total Current Assets	1,898.7	1,841.0
Property and equipment, net	1,282.9	1,276.9
Intangible assets, net	558.7	554.0
Goodwill	1,242.4	1,240.9
Deferred income taxes	139.7	79.4
Investments	46.4	23.7
Other assets	61.3	68.8
Total Assets	$5,230.1	$5,084.7

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$330.0	$58.5
Trade accounts payable	202.1	190.3
Salaries, wages and commissions	122.2	143.6
Deferred income taxes	9.8	8.4
Other accrued liabilities	341.1	393.5
Total Current Liabilities	1,005.2	794.3
Long-term debt	1,835.7	2,184.4
Deferred income taxes	30.9	50.7
Post-retirement obligations and other long-term liabilities	326.4	310.1
Commitments and Contingencies
Total Shareholders’ Equity	2,031.9	1,745.2
Total Liabilities and Shareholders’ Equity	$5,230.1	$5,084.7

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Six Months Ended June 30,
	2008	2007

Cash Flow From Operating Activities:

Net income	$134.5	$1.3
Adjustments to reconcile net income to net cash from operating activities—
Depreciation	93.9	90.1
Amortization of intangibles	34.4	22.9
Write-off of acquired in-process research and development	0.5	84.8
Step-up value of acquired inventories sold	—	53.1
Stock-based compensation expense	24.5	23.5
Net gains on sales of assets	(0.5)	—
Changes in assets and liabilities—
Trade receivables	(44.5)	(55.4)
Inventories	(51.2)	4.9
Prepaid expenses and other assets	13.5	(7.3)
Trade accounts payable	9.8	10.3
Other liabilities	(41.5)	(41.7)
Other, net	9.2	(14.9)
Net Cash Provided by Operating Activities	182.6	171.6

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(86.7)	(88.5)
Acquisitions, net of cash acquired, including payments for deferred consideration	(20.4)	(1,961.3)
Purchases of intangibles and other investments	(42.3)	—
Purchases of marketable securities	(24.5)	—
Settlements of foreign currency contracts	—	(55.7)
Proceeds from dispositions of product rights	—	13.8
Proceeds from disposal of facilities	0.8	—
Net Cash Used in Investing Activities	(173.1)	(2,091.7)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	—	3,336.2
Repayment of long-term debt	(85.1)	(1,575.1)
Other borrowings, net	7.0	(0.3)
Excess tax benefit from stock-based compensation arrangements	1.0	0.6
Proceeds from stock options exercised	22.5	27.5
Net Cash (Used in) Provided by Financing Activities	(54.6)	1,788.9

Effect of exchange rate changes on cash and cash equivalents	5.4	12.2

Net change in cash and cash equivalents	(39.7)	(119.0)
Cash and cash equivalents at beginning of period	241.1	322.0
Cash and cash equivalents at end of period	$201.4	$203.0

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$62.4	$45.8
Income taxes, net	$27.7	$36.1

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
			% Change at Actual	% Change at Constant			% Change at Actual	% Change at Constant
	2008	2007	Rates	Rates	2008	2007	Rates	Rates
Americas—
Pharmaceuticals
Specialty Injectables	$299.9	$300.5	(0.2)%	(1.2)%	$640.6	$591.3	8.3%	7.1%
Other Pharma	122.7	136.1	(9.8)%	(10.4)%	244.6	262.3	(6.7)%	(7.5)%
	422.6	436.6	(3.2)%	(4.1)%	885.2	853.6	3.7%	2.6%
Devices
Medication Management Systems	161.7	132.8	21.8%	20.4%	279.8	249.2	12.3%	10.7%
Other Devices	92.9	91.8	1.2%	0.1%	186.4	182.9	1.9%	0.5%
	254.6	224.6	13.4%	12.1%	466.2	432.1	7.9%	6.4%
Total Americas	677.2	661.2	2.4%	1.4%	1,351.4	1,285.7	5.1%	3.9%

Europe, Middle East & Africa—
Pharmaceuticals
Specialty Injectables	78.4	70.4	11.4%	0.2%	156.7	119.3	31.3%	18.4%
Other Pharma	42.4	40.5	4.7%	(4.5)%	79.0	73.5	7.5%	(2.7)%
	120.8	110.9	8.9%	(1.6)%	235.7	192.8	22.3%	10.4%
Devices
Medication Management Systems	19.3	17.2	12.2%	(2.3)%	39.7	33.7	17.8%	3.5%
Other Devices	16.5	18.6	(11.3)%	(22.1)%	34.0	36.2	(6.1)%	(17.3)%
	35.8	35.8	0.0%	(12.6)%	73.7	69.9	5.4%	(7.3)%
Total Europe, Middle East & Africa	156.6	146.7	6.7%	(4.3)%	309.4	262.7	17.8%	5.7%

Asia Pacific—
Pharmaceuticals
Specialty Injectables	52.4	46.5	12.7%	0.6%	98.0	75.9	29.1%	14.5%
Other Pharma	3.5	4.5	(22.2)%	(32.6)%	7.6	6.6	15.2%	(1.1)%
	55.9	51.0	9.6%	(2.3)%	105.6	82.5	28.0%	13.3%
Devices
Medication Management Systems	5.0	4.0	25.0%	12.9%	10.7	8.3	28.9%	17.5%
Other Devices	6.9	6.4	7.8%	(4.3)%	13.2	12.9	2.3%	(9.0)%
	11.9	10.4	14.4%	2.3%	23.9	21.2	12.7%	1.4%
Total Asia Pacific	67.8	61.4	10.4%	(1.6)%	129.5	103.7	24.9%	10.9%

Net Sales	$901.6	$869.3	3.7%	0.2%	$1,790.3	$1,652.1	8.4%	4.7%

Notes:

Specialty Injectable include generic injectables (including biogenerics) and proprietary specialty injectables (such as Precedex®). Other Pharmaceuticals include large volume IV solutions, nutritionals and contract manufacturing services (including former “Sales to Abbott”). Medication Management Systems include infusion pumps, related software, services and administration sets. Other Devices include gravity administration sets, critical care products, and other device products.

Net sales for the six months ended June 30, 2008 and 2007, include six and five months, respectively, of Mayne Pharma net sales.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

Three Months Ended June 30,
Net Sales	Income from Operations
2008	2007	% Change	2008	2007	% Change

Americas	$677.2	$661.2	2.4%	$140.1	(A)	$111.5	(A)	25.7%
Europe, Middle East & Africa	156.6	146.7	6.7%	5.7	(B)	1.8	(B)	216.7%
Asia Pacific	67.8	61.4	10.4%	(0.3)	(C)	(11.0)	(C)	97.3%
Total reportable segments	$901.6	$869.3	3.7%	145.5	102.3	42.2%

Corporate functions	(17.7)	(D)	(18.4)	(D)	(3.8)%
Stock-based compensation	(10.1)	(16.3)	(38.0)%
Income from operations	117.7	67.6	74.1%
Interest expense and other income, net	(28.2)	(E)	(32.1)	(E)	(12.1)%
Income before income taxes	$89.5	$35.5	152.1%

Included in the reported Income before income taxes above, are the following charges:

(A) — Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$—
Inventories step-up charge	—	6.0
Integration and other acquisition-related charges	0.7	7.6
Intangible assets amortization	3.5	2.0
Charges related to facilities optimization initiatives	9.9	14.6
Integration and other acquisition-related charges	0.2	—
Acquired in-process research and development	0.5	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	(1.6)
Total Americas	14.8	28.6

(B) — Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	—
Inventories step-up charge	—	11.0
Integration and other acquisition-related charges	4.0	0.8
Intangible assets amortization	2.2	2.2
Charges related to facilities optimization initiatives	—	—
Total Europe, Middle East & Africa	6.2	14.0

(C) — Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	14.7
Integration and other acquisition-related charges	2.0	0.8
Intangible assets amortization	10.2	9.0
Integration and other acquisition-related charges	0.2	—
Total Asia Pacific	12.4	24.5

(D) — Corporate functions
Integration and other acquisition-related charges	1.1	4.4
Total Corporate functions	1.1	4.4

(E) — Interest expense and other income, net
Integration and other acquisition-related charges	—	—
Total Interest expense and other income, net	—	—

Total	$34.5	$71.5

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Six Months Ended June 30,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$1,351.4	$1,285.7	5.1%	$278.1	(A)	$176.3	(A)	57.7%
Europe, Middle East & Africa	309.4	262.7	17.8%	13.8	(B)	(11.5)	(B)	220.0%
Asia Pacific	129.5	103.7	24.9%	(3.5)	(C)	(21.8)	(C)	83.9%
Total reportable segments	$1,790.3	$1,652.1	8.4%	288.4		143.0		101.7%
Corporate functions				(34.5)	(D)	(37.5)	(D)	(8.0)%
Stock-based compensation				(24.5)		(23.5)		4.3%
Income from operations				229.4		82.0		179.8%
Interest expense and other income, net				(55.5)	(E)	(62.0)	(E)	(10.5)%
Income before income taxes				$173.9		$20.0		769.5%

Included in the reported Income before income taxes above, are the following charges:

(A) — Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$66.2
Inventories step-up charge	—	10.0
Integration and other acquisition-related charges	1.1	12.1
Intangible assets amortization	7.0	3.3
Charges related to facilities optimization initiatives	17.7	24.5
Integration and other acquisition-related charges	0.2	—
Acquired in-process research and development	0.5	—
Reduction of obligation associated with the sale of the Salt Lake City, UT manufacturing plant	—	(1.6)
Total Americas	26.5	114.5

(B) — Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	18.6
Inventories step-up charge	—	18.0
Integration and other acquisition-related charges	9.4	1.0
Intangible assets amortization	4.4	3.5
Charges related to facilities optimization initiatives	—	0.9
Total Europe, Middle East & Africa	13.8	42.0

(C) — Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	25.1
Integration and other acquisition-related charges	3.4	1.0
Intangible assets amortization	20.2	14.8
Integration and other acquisition-related charges	0.4	—
Total Asia Pacific	24.0	40.9

(D) — Corporate functions
Integration and other acquisition-related charges	3.7	10.3
Total Corporate functions	3.7	10.3

(E) — Interest expense and other income, net
Integration and other acquisition-related charges	—	7.9
Total Interest expense and other income, net	—	7.9

Total	$68.0	$215.6